EXHIBIT 16.1

De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

July 16, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

RE: Mattmar Minerals, Inc.

We have read the statements that we understand Mattmar Minerals, Inc., will include under Item 4.01 of the Form 8-K/A report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

/s/ De Joya Griffith & Company, LLC

De Joya Griffith & Company, LLC